UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2024

Natural Resource Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-213553	32-0500871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 S 300 W Suite 200 Sandy, UT	84070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (435) 2587821

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry Into A Material Definitive Agreement

Natural Resource Holdings, Inc (the “Company”) announces that it has purchased 100% of the rights to the Montreal Star Mineral Property in the Basin/Boulder Mining District in Jefferson Country, Montana. Under the agreement with the previous ownership, the Company has received full senior ownership of the mineral rights on the Montreal Star property, and has acquired 100% ownership in the locatable mineral deposits located on the Mineral Property.

The Montreal Star Mineral Property is a twenty-acre lode claim in close vicinity of Butte, Montana that is a gold producing property with some Silver, Copper, and Zinc.

The Technical Mining Report of the Montreal Star Mining Property is attached in its entirety under Exhibit 1.

Item 8.01 Other Events

The Company reports that it has changed its phone number as follows:

New Phone: (435) 2587821

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
1	Technical Mining Report of the Montreal Star Mining Property

104	Cover Page Interactive Date File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2024	By:	/s/ Lian Yao Bin
Lian Yao Bin

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